Exhibit 11.1 Code of ConductExhibit 11.1 Code of Conduct

Letter from the CEO of COSAN LIMITED Dear all, Our most valuable capital is composed of our people and our corporate ethics. We built a great group based on values and the commitment to the communities in which we conduct our operations. Our Code of Conduct reflects Cosan’s adherence to achieve its goals adopting the highest moral and ethical standard, based on three pillars: respect, transparency, and integrity. To do the right thing, the right way is our slogan to ensure Cosan’s sustainability. Read and practice this Code as a valuable tool! Sincerely, Marcos Marinho Lutz Chief Executive Officer of Cosan Limited Code of 3 Conduct Letter from the CEO of COSAN LIMITED Dear all, Our most valuable capital is composed of our people and our corporate ethics. We built a great group based on values and the commitment to the communities in which we conduct our operations. Our Code of Conduct reflects Cosan’s adherence to achieve its goals adopting the highest moral and ethical standard, based on three pillars: respect, transparency, and integrity. To do the right thing, the right way is our slogan to ensure Cosan’s sustainability. Read and practice this Code as a valuable tool! Sincerely, Marcos Marinho Lutz Chief Executive Officer of Cosan Limited Code of 3 Conduct

Summary I. INTRODUCTION TO THE CODE OF CONDUCT 6 II. WHO MUST FOLLOW THE CODE OF CONDUCT? 7 III. OUR VALUES 8 IV. GENERAL GUIDELINES 10 1. Social media and external communication 10 2. Alcohol and Drugs 10 3. Conflict of interests 11 4. Transactions with Related Parties 11 5. Relationship with Third Parties 12 6. Relationship with Government Authorities 12 7. Political contributions 12 Code of 4 Conduct Summary I. INTRODUCTION TO THE CODE OF CONDUCT 6 II. WHO MUST FOLLOW THE CODE OF CONDUCT? 7 III. OUR VALUES 8 IV. GENERAL GUIDELINES 10 1. Social media and external communication 10 2. Alcohol and Drugs 10 3. Conflict of interests 11 4. Transactions with Related Parties 11 5. Relationship with Third Parties 12 6. Relationship with Government Authorities 12 7. Political contributions 12 Code of 4 Conduct

8. Offering or receiving gifts and hospitality 13 9. Use and Protection of Assets 13 10. Protection of Data, and Confidential Information 14 11. Accounting, Tax, and Financial Records 14 V. WHAT SHOULD I DO IF I BECOME AWARE OF 15 ANY SUSPECT OF IMPROPER CONDUCT? VI. NO RETALIATION 16 VII. DISCIPLINARY PROCEDURES 16 VIII. MANAGEMENT OF THE CODE OF CONDUCT 17 Code of 5 Conduct 8. Offering or receiving gifts and hospitality 13 9. Use and Protection of Assets 13 10. Protection of Data, and Confidential Information 14 11. Accounting, Tax, and Financial Records 14 V. WHAT SHOULD I DO IF I BECOME AWARE OF 15 ANY SUSPECT OF IMPROPER CONDUCT? VI. NO RETALIATION 16 VII. DISCIPLINARY PROCEDURES 16 VIII. MANAGEMENT OF THE CODE OF CONDUCT 17 Code of 5 Conduct

I. Introduction to the CODE OF CONDUCT Cosan Limited and its subsidiaries conduct their business based on the best corporate governance practices, the highest moral and ethical values and in strict compliance with applicable Brazilian and foreign legislation. The values described on this Code of Conduct shall guide the relationship of the Company with its employees, commercial partners, suppliers, customers, shareholders and the community as a whole. It is everyone’s responsibility to be aware of the policies and applicable procedures, to put into practice and use this Code as a constant guide to one’s attitudes and decisions. Code of 6 Conduct I. Introduction to the CODE OF CONDUCT Cosan Limited and its subsidiaries conduct their business based on the best corporate governance practices, the highest moral and ethical values and in strict compliance with applicable Brazilian and foreign legislation. The values described on this Code of Conduct shall guide the relationship of the Company with its employees, commercial partners, suppliers, customers, shareholders and the community as a whole. It is everyone’s responsibility to be aware of the policies and applicable procedures, to put into practice and use this Code as a constant guide to one’s attitudes and decisions. Code of 6 Conduct

II. Who must follow the CODE OF CONDUCT? Our Code of Conduct applies to all employees and third parties engaged with Cosan (“Our People”). Our People means: “EMPLOYEES”: everyone with a statutory or employment relationship with Cosan (“Employees”). Employees also means the Board of Directors, the Statutory Board, the Audit Committee, statutory or non-statutory committees, as well as anyone who may be temporarily assigned to perform work or services for Cosan and interns. “THIRD PARTIES”: refers to our clients, business partners, agents, attorneys in fact, subcontractors and direct or indirect suppliers of goods and services. (“Third Parties”). Code of 7 Conduct II. Who must follow the CODE OF CONDUCT? Our Code of Conduct applies to all employees and third parties engaged with Cosan (“Our People”). Our People means: “EMPLOYEES”: everyone with a statutory or employment relationship with Cosan (“Employees”). Employees also means the Board of Directors, the Statutory Board, the Audit Committee, statutory or non-statutory committees, as well as anyone who may be temporarily assigned to perform work or services for Cosan and interns. “THIRD PARTIES”: refers to our clients, business partners, agents, attorneys in fact, subcontractors and direct or indirect suppliers of goods and services. (“Third Parties”). Code of 7 Conduct

III. Our Values Our Values define the Company and the way we do business. Our Values are: AGILITY AND DISCIPLINE: how fast we make our decisions, in a safe and diligent manner, observing the Company’s rules and procedures. INNOVATION AND INCLUSION: new ideas and the relentless pursuit of creative solutions, privileging teamwork and valuing the diversity and experience of our people. CAPACITY TO OVERCOME CHALLENGES AND EXCELLENCE: constantly overcome challenges, seeking a better performance each day in an ethical and sustainable manner. PERSONAL DEVELOPMENT: training, instruction and acknowledging our people, focusing on their development so they can grow and excel. INTEGRITY AND ETHICS: ensure the integrity of our corporate conduct and procedures, always in compliance with legal standards, contractual rules and corporate practices; and rejection of fraudulent practices, acts of corruption and illegal conduct. Code of 8 Conduct III. Our Values Our Values define the Company and the way we do business. Our Values are: AGILITY AND DISCIPLINE: how fast we make our decisions, in a safe and diligent manner, observing the Company’s rules and procedures. INNOVATION AND INCLUSION: new ideas and the relentless pursuit of creative solutions, privileging teamwork and valuing the diversity and experience of our people. CAPACITY TO OVERCOME CHALLENGES AND EXCELLENCE: constantly overcome challenges, seeking a better performance each day in an ethical and sustainable manner. PERSONAL DEVELOPMENT: training, instruction and acknowledging our people, focusing on their development so they can grow and excel. INTEGRITY AND ETHICS: ensure the integrity of our corporate conduct and procedures, always in compliance with legal standards, contractual rules and corporate practices; and rejection of fraudulent practices, acts of corruption and illegal conduct. Code of 8 Conduct

DIVERSITY: respect and recognition in the value obtained from the sum of different aspects of our people, either in relation to their culture, origin, physical and mental abilities, ideas, ethnicities, religion, sexual orientation, economic class, gender, or academic background. RESPECT: respect the individuality, dignity, privacy, fundamental rights and freedom of our people, so that we can have a work environment free of any type of discrimination, prejudice, violence and moral or sexual harassment. HEALTH AND SAFETY: conduct our activities in compliance with the applicable employment and health and safety at work laws. We want to ensure everyone a healthy, safe and inspiring work environment. SUSTAINABILITY: social and environmental accountability by protecting natural resources, seeking business continuity and creating added value for the community. Code of 9 Conduct DIVERSITY: respect and recognition in the value obtained from the sum of different aspects of our people, either in relation to their culture, origin, physical and mental abilities, ideas, ethnicities, religion, sexual orientation, economic class, gender, or academic background. RESPECT: respect the individuality, dignity, privacy, fundamental rights and freedom of our people, so that we can have a work environment free of any type of discrimination, prejudice, violence and moral or sexual harassment. HEALTH AND SAFETY: conduct our activities in compliance with the applicable employment and health and safety at work laws. We want to ensure everyone a healthy, safe and inspiring work environment. SUSTAINABILITY: social and environmental accountability by protecting natural resources, seeking business continuity and creating added value for the community. Code of 9 Conduct

IV. General guidelines 1. Social media and external to give interviews or communicate information on behalf of the Company to authorities, the press or communication government bodies without prior approval from their immediate manager and the Company’s Corporate We uphold the right of freedom of expression to Communication department. everyone, as long as communicated in a responsible and ethical manner and within the law. We do not tolerate any abuse through social media, as well as political 2. Alcohol and Drugs activism either in our facilities or through the use of company assets. The use of social media for private We are committed to a safe, healthy and productive purposes is allowed, as long as it does not breach the work environment for all. In this regard, it is prohibited current legislation (prejudice, discrimination, racism, to carry out any activity under the influence of alcohol defamation, among others) and it does not harm the or illegal drugs, as these can have a serious impact company and third parties. on safety and health at work and we want to protect All company’s communication shall be clear, true, everyone from that. If you have a problem with drugs timely and accurate. We should avoid overstatements, or alcohol abuse, we encourage you to seek support assumptions, suggestions or reaching conclusions that from our Human Resources who will help you to could be critical or harmful to any person or business. receive proper treatment. It is strictly prohibited for employees and third parties Code of 10 Conduct IV. General guidelines 1. Social media and external to give interviews or communicate information on behalf of the Company to authorities, the press or communication government bodies without prior approval from their immediate manager and the Company’s Corporate We uphold the right of freedom of expression to Communication department. everyone, as long as communicated in a responsible and ethical manner and within the law. We do not tolerate any abuse through social media, as well as political 2. Alcohol and Drugs activism either in our facilities or through the use of company assets. The use of social media for private We are committed to a safe, healthy and productive purposes is allowed, as long as it does not breach the work environment for all. In this regard, it is prohibited current legislation (prejudice, discrimination, racism, to carry out any activity under the influence of alcohol defamation, among others) and it does not harm the or illegal drugs, as these can have a serious impact company and third parties. on safety and health at work and we want to protect All company’s communication shall be clear, true, everyone from that. If you have a problem with drugs timely and accurate. We should avoid overstatements, or alcohol abuse, we encourage you to seek support assumptions, suggestions or reaching conclusions that from our Human Resources who will help you to could be critical or harmful to any person or business. receive proper treatment. It is strictly prohibited for employees and third parties Code of 10 Conduct

3. Conflict of interests (i) direct or indirect controlling or co-controlling shareholders; A situation in which any conflict might arise between an employee personal interests and those of the company. (ii) individual or legal entity who directly or indirectly In this case, we value transparency and the potential participates in Cosan’s controlling group; conflict of interest should be reported under the terms of the Conflict of Interests Policy. The person involved in the (iii) members of the Board of Directors, Audit conflict should not participate in the resolution process. Committee, Statutory Committees, and Statutory Executive Board; (iv) any immediate relatives of the people listed in item 4. Transactions with Related (ii) above; Parties (v) legal entities to which any of the individuals listed We carry out our operations with Related Parties with in item (ii) above is a partner, officer, executive, or is transparency, adopting the best market practices under charged with a decision-making position. the terms of the “Transactions with Related Parties Policy” and provisions in the Articles of Association of the Company. Related Parties means: Code of 11 Conduct 3. Conflict of interests (i) direct or indirect controlling or co-controlling shareholders; A situation in which any conflict might arise between an employee personal interests and those of the company. (ii) individual or legal entity who directly or indirectly In this case, we value transparency and the potential participates in Cosan’s controlling group; conflict of interest should be reported under the terms of the Conflict of Interests Policy. The person involved in the (iii) members of the Board of Directors, Audit conflict should not participate in the resolution process. Committee, Statutory Committees, and Statutory Executive Board; (iv) any immediate relatives of the people listed in item 4. Transactions with Related (ii) above; Parties (v) legal entities to which any of the individuals listed We carry out our operations with Related Parties with in item (ii) above is a partner, officer, executive, or is transparency, adopting the best market practices under charged with a decision-making position. the terms of the “Transactions with Related Parties Policy” and provisions in the Articles of Association of the Company. Related Parties means: Code of 11 Conduct

5. Relationship with Third Parties

We value ethics, transparency, impartiality and professional behaviour in our relationship with third parties. We are completely against any action that could impact or impair our reputation and credibility. In this regard, there is no tolerance for bribery, backhanders or any other form of illicit payment, even when refusing such practices means losing a business opportunity. We follow the international anticorruption law, including the Foreign Corrupt Practices Act (FCPA), UK Bribery Act-2010, the Brazilian Anticorruption Law No.12.846/2013, and the Anti-Money Laundering Law No. 9613/1998, in compliance with our "Anticorruption and Anti- Money Laundering Policy".

6. Relationship with Government Authorities

Our relationship with government bodies, its agents or related third parties is based on transparency, ethics and moral. Any direct or indirect bribery offence is inadmissible in such relationship. Accordingly, we do not offer money or any other benefit, either directly or through third parties, to any government authority in order to exert influence on decisions, win or maintain business relationships or ensure any inadequate advantage, as set forth in our "Policy on Relationships with Government Authorities".

7. Political contributions

We do not make political donations and we comply with the current Brazilian legislation. However, our employees may individually engage in political activities and/or make political donations.

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9. Use and Protection of Assets 8. Offering or receiving gifts and hospitality We allow the use of Company’s equipment, vehicles, We allow the oer or r ff eceipt of gifts and hospitality, supplies and electronic resources (including hardware, as long as they occur in a reasonable and transparent software, cell phones, smartphones, e-mail, chat, manner and follow the amounts and levels of approval including instant and voice messaging applications for defined by the ”Policy for Offering or Receiving Gifts and smartphones) exclusively when conducting activities on Hospitality”. It is prohibited to receive gifts, entertainment behalf of the business and in accordance with the current and hospitality that may be considered an exchange of guidelines and policies. The use of assets of the Company favor. In addition, employees or third parties taking part for personal purposes will be allowed upon special in transactions involving government authorities must be authorization. The assets of the Company are monitored aware of the applicable laws on oering or r ff eceiving gifts and audited periodically, without prior authorization. It is and hospitality. strictly forbidden to use the Company’s aforementioned electronic resources to disclose content that may, in any way, harm our values and current legislation. Code of 13 Conduct 9. Use and Protection of Assets 8. Offering or receiving gifts and hospitality We allow the use of Company’s equipment, vehicles, We allow the oer or r ff eceipt of gifts and hospitality, supplies and electronic resources (including hardware, as long as they occur in a reasonable and transparent software, cell phones, smartphones, e-mail, chat, manner and follow the amounts and levels of approval including instant and voice messaging applications for defined by the ”Policy for Offering or Receiving Gifts and smartphones) exclusively when conducting activities on Hospitality”. It is prohibited to receive gifts, entertainment behalf of the business and in accordance with the current and hospitality that may be considered an exchange of guidelines and policies. The use of assets of the Company favor. In addition, employees or third parties taking part for personal purposes will be allowed upon special in transactions involving government authorities must be authorization. The assets of the Company are monitored aware of the applicable laws on oering or r ff eceiving gifts and audited periodically, without prior authorization. It is and hospitality. strictly forbidden to use the Company’s aforementioned electronic resources to disclose content that may, in any way, harm our values and current legislation. Code of 13 Conduct

11.Accounting, Tax, and 10. Protection of Data, and Financial Records Confidential Information Our projects, ideas, trade and commercial secrets, We follow the Brazilian and international standards of copyrights, customers and suppliers data, sensitive and accounting, financial control, internal and tax reporting. confidential data related to the business are among the Therefore, the Company’s books, records, financial and most valuable assets of the Company. Accordingly, we tax records should accurately reflect the operations undertake to keep them confidential and protect them and events occurred, and comply with the required from being lost, stolen or improperly used, as set forth in accounting principles, the Company’s internal control the “Policy for Information Security”. systems and applicable national and international laws. In this regard, it is prohibited and illegal to engage in distortion or tampering, either directly or indirectly, of accounting, financial and tax data in order to conceal, disguise or alter the Company’s financial position and results, such data shall be actual, complete and accurate. Code of 14 Conduct 11.Accounting, Tax, and 10. Protection of Data, and Financial Records Confidential Information Our projects, ideas, trade and commercial secrets, We follow the Brazilian and international standards of copyrights, customers and suppliers data, sensitive and accounting, financial control, internal and tax reporting. confidential data related to the business are among the Therefore, the Company’s books, records, financial and most valuable assets of the Company. Accordingly, we tax records should accurately reflect the operations undertake to keep them confidential and protect them and events occurred, and comply with the required from being lost, stolen or improperly used, as set forth in accounting principles, the Company’s internal control the “Policy for Information Security”. systems and applicable national and international laws. In this regard, it is prohibited and illegal to engage in distortion or tampering, either directly or indirectly, of accounting, financial and tax data in order to conceal, disguise or alter the Company’s financial position and results, such data shall be actual, complete and accurate. Code of 14 Conduct

V. What should I do if I become aware of any suspect of improper conduct? The Ethics Channel is a relevant communication tool made available to our people to help with questions, report any concern concerning illegal or unethical corporate conducts, discrimination, questionable The Ethics Channel is managed by a accounting practices, violation of internal controls, third-party company, ICTS, which ensures audit, legislation or this Code. In addition to the Ethics that the identity and reports made by any Channel, our people may contact any of the following person will remain under confidentiality communication channels: and may be accessed through the link: canaldeetica.com.br/cosan/. ICTS classifies and forwards the reports to the DIRECT MANAGER; Company for proper analysis. INDIRECT MANAGER; HUMAN RESOURCES; We encourage our people to ask questions on compliance and INTERNAL CORPORATE AUDIT; to report any improper or suspicious conduct, even though it CORPORATE LEGAL COMPLIANCE. demands courage, this is the right thing to do. Code of 15 Conduct V. What should I do if I become aware of any suspect of improper conduct? The Ethics Channel is a relevant communication tool made available to our people to help with questions, report any concern concerning illegal or unethical corporate conducts, discrimination, questionable The Ethics Channel is managed by a accounting practices, violation of internal controls, third-party company, ICTS, which ensures audit, legislation or this Code. In addition to the Ethics that the identity and reports made by any Channel, our people may contact any of the following person will remain under confidentiality communication channels: and may be accessed through the link: canaldeetica.com.br/cosan/. ICTS classifies and forwards the reports to the DIRECT MANAGER; Company for proper analysis. INDIRECT MANAGER; HUMAN RESOURCES; We encourage our people to ask questions on compliance and INTERNAL CORPORATE AUDIT; to report any improper or suspicious conduct, even though it CORPORATE LEGAL COMPLIANCE. demands courage, this is the right thing to do. Code of 15 Conduct

VI. No Retaliation We do not tolerate retaliation against anyone who in good faith, questions, shows a concern or reports any behavior that is inappropriate. Harassment and intimidation at work are strictly forbidden. However, we remind our people of the disciplinary and legal consequences of making false allegations. VII. Disciplinary Procedures We remind everyone that any violation of the current legislation, values of this Code, policies or other rules of the Company may lead to disciplinary action being taken, such as: verbal warning, written warning, suspension, dismissal, among others under the Disciplinary Measures Policy when applicable. Notwithstanding the application of disciplinary measures, illicit conduct properly evidenced and proven shall be reported to the competent authorities and subject to the applicable civil and criminal liability. Code of 16 Conduct VI. No Retaliation We do not tolerate retaliation against anyone who in good faith, questions, shows a concern or reports any behavior that is inappropriate. Harassment and intimidation at work are strictly forbidden. However, we remind our people of the disciplinary and legal consequences of making false allegations. VII. Disciplinary Procedures We remind everyone that any violation of the current legislation, values of this Code, policies or other rules of the Company may lead to disciplinary action being taken, such as: verbal warning, written warning, suspension, dismissal, among others under the Disciplinary Measures Policy when applicable. Notwithstanding the application of disciplinary measures, illicit conduct properly evidenced and proven shall be reported to the competent authorities and subject to the applicable civil and criminal liability. Code of 16 Conduct

VIII. Management of the CODE OF CONDUCT This Code is jointly managed by the Corporate Legal Compliance and the Corporate Internal Audit areas, submitted to hierarchical approval by the Audit Committee and Board of Directors. Nevertheless, it is the duty of leaders at all levels to exemplify ethical behavior, ensuring that everyone under their management comply with and receive adequate training on this Code and other Cosan internal policies, which should be performed on a regular basis. This Code was approved by the Company’s Board of Directors and shall be updated in accordance with Cosan’s risks and activities, to ensure constant improvement and effectiveness. Code of 17 Conduct VIII. Management of the CODE OF CONDUCT This Code is jointly managed by the Corporate Legal Compliance and the Corporate Internal Audit areas, submitted to hierarchical approval by the Audit Committee and Board of Directors. Nevertheless, it is the duty of leaders at all levels to exemplify ethical behavior, ensuring that everyone under their management comply with and receive adequate training on this Code and other Cosan internal policies, which should be performed on a regular basis. This Code was approved by the Company’s Board of Directors and shall be updated in accordance with Cosan’s risks and activities, to ensure constant improvement and effectiveness. Code of 17 Conduct

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